Exhibit 99

Burger King Worldwide Reports Third Quarter 2014 Results

MIAMI – November 4, 2014 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for the third quarter ended September 30, 2014.

Burger King Worldwide Chief Executive Officer, Daniel Schwartz commented, “We built on our positive momentum in the third quarter as we delivered some of our strongest sales levels in recent years and continued growing our global footprint. In the U.S. and Canada, we posted our best quarter of comparable sales growth since 2012 due to our consistent strategy of impactful new product innovation balanced by compelling value offerings. Internationally, we continued expanding our brand presence through strong net restaurant growth and successful new product launches. Finally, we were excited to announce a definitive agreement with Tim Hortons Inc. to create a new global leader in the Quick Service Restaurant industry.”

Third Quarter 2014 Highlights:

•	Global comparable sales increased 2.4% and system-wide sales increased 7.7% in constant currency

•	Adjusted EBITDA increased 11.9% on an organic basis to $194.4 million

•	Adjusted Diluted EPS increased 18.4% to $0.27 per share

•	Net restaurant growth of 152, a 14.3% increase from the prior year

•	Declared dividend of $0.08 per share for the fourth quarter of 2014

Consolidated Financial Highlights:

	Results		Variance
	Three Months Ended September 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions, except per share data)
System-wide Comparable Sales Growth[1]	2.4%	0.9%
System-wide Sales Growth[1]	7.7%	4.9%
Net Restaurant Growth	152	133	19	14.3%
Total Revenues	$278.9	$275.1	$3.8	1.4%
Adjusted EBITDA[2]	$194.4	$176.0	$18.4	10.5%
Adjusted EBITDA Margin[2]	69.7%	64.0%	—	5.7%
Adjusted Net Income[2]	$96.4	$81.1	$15.3	18.9%
Adjusted Diluted Earnings Per Share[2]	$0.27	$0.23	$0.04	18.4%
Net Income (loss)	$(23.5)	$68.2	$(91.7)	(134.5)%
Diluted (Loss) Earnings Per Share	$(0.07)	$0.19	$(0.26)	(135.1)%

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Organic Adjusted EBITDA Growth, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Key Performance Indicators:

	Three Months Ended September 30,
	2014	2013
System Comparable Sales Growth
U.S. & Canada	3.6%	(0.3%)
EMEA	1.3%	2.4%
LAC	(3.0%)	2.1%
APAC	4.1%	3.7%

Total	2.4%	0.9%

System Net Restaurant Growth
U.S. & Canada	(3)	(13)
EMEA	75	80
LAC	29	27
APAC	51	39

Total	152	133

System Ending Restaurant Count
U.S. & Canada	7,368	7,404
EMEA	3,631	3,290
LAC	1,612	1,451
APAC	1,349	1,114

Total	13,960	13,259

System-wide comparable sales grew 2.4% in the third quarter, driven by comparable sales growth in the U.S. and Canada, Europe, the Middle East, and Africa (“EMEA”), and Asia Pacific (“APAC”). Net restaurants grew by 701 units over the trailing twelve month (“TTM”) period, an 18.4% year-over-year increase compared to the same period one year ago. Strong comparable sales growth and unit acceleration helped drive system-wide sales growth of 7.7% during the quarter.

Third quarter total reported revenues of $278.9 million increased 1.4% from the prior year. On an organic basis, excluding the impact of currency movements and the global refranchising initiative completed late last year, revenue increased 5.2% year-over-year due to global comparable sales growth and net restaurant growth.

Adjusted EBITDA of $194.4 million grew 11.9% from the prior year on an organic basis, excluding the impact of currency movements and refranchising transactions, driven by double-digit organic Adjusted EBITDA growth in EMEA, Latin America and the Caribbean (“LAC”), and APAC.

Reported Net Income and reported Diluted EPS decreased by (134.5%) and (135.1%), respectively, during the quarter primarily due to increases in Selling, general and administrative expenses and Other operating expenses related to the Tim Hortons transaction. Following announcement of the transaction, we entered into a foreign currency swap and two foreign currency option contracts to hedge our exposure to currency rate movements between the Canadian and U.S. dollar. We recognized expenses of $141.8 million in Other operating expenses in the quarter primarily driven by the change in the fair value of these instruments due to foreign currency exchange rate fluctuations and deferred premium expense on certain of these instruments. On an adjusted basis, Adjusted Net Income and Adjusted Diluted EPS increased by 18.9% and 18.4% respectively, compared to the prior year, due to an increase in Adjusted EBITDA partially offset by higher share-based compensation expense and higher interest expense.

Operational and Segment Highlights

U.S. and Canada delivered comparable sales growth of 3.6%, the fourth consecutive quarter of positive results, and the best quarter of comparable sales growth since 2012. Consistent with our continued strategy of launching fewer, more impactful products, we reintroduced Chicken Fries during the quarter. The launch, which was supported through an all-digital and social media campaign, helped drive sales and was complemented by the continued popularity of the BBQ Bacon WHOPPER® sandwich limited time offering (“LTO”) and the introduction of our A1 Ultimate Bacon Cheeseburger. During the quarter, we also continued to drive sales with our KING DEALS value menu, which provides guests with fresh new tastes at attractive price points.

EMEA delivered Q3 comparable sales growth of 1.3%, its fifteenth consecutive quarter of comparable sales growth. Strength in Turkey, the United Kingdom, and Spain was partially offset by weakness in Germany. In Turkey, the premium “Gourmet Series” offerings complemented the Double Deals promotion to help drive sales and traffic during Q3. Similarly, in the United Kingdom, the premium Summer BBQ promotion and KING SAVERS™ value platform drove strong results. Finally, Spain continued to perform well due to the expansion of our popular EUROKING™ value platform. EMEA system-wide sales growth of 11.3% was primarily driven by 341 TTM net new restaurant openings.

LAC posted a comparable sales decline of (3.0%) in the third quarter, as a result of competitive and macroeconomic headwinds in Mexico and Puerto Rico. LAC system-wide sales growth of 8.7% was attributable to the impact of 161 TTM net new restaurant openings.

APAC comparable sales increased by 4.1% during Q3, the eighth consecutive quarter of comparable sales growth in the region. Growth was primarily led by Australia, where the Bacon Outback Burger premium LTO performed well, and South Korea, where we introduced the Cheese Fondue WHOPPER® sandwich. APAC system-wide sales growth of 23.3% was mainly driven by 235 TTM net new restaurant openings.

Cash and Liquidity

As of quarter end, total debt was $3.0 billion and net debt was $2.0 billion. The Company’s cash balance increased by $109.0 million in the third quarter after making $19.0 million of mandatory debt amortization payments and paying out $28.1 million in dividends. This increase in cash in addition to an $18.4 million year-over-year increase in Adjusted EBITDA caused the net debt to TTM Adjusted EBITDA ratio to decline to 2.8x.

On November 3, 2014, the Company’s Board of Directors declared a quarterly dividend of $0.08 per share for the fourth quarter. The dividend is payable on November 25, 2014, to shareholders of record at the close of business on November 11, 2014. Future dividends will be determined at the discretion of the Board of Directors.

On August 26, 2014, Burger King Worldwide and Tim Hortons Inc. entered into a definitive agreement to create a new global leader in the QSR industry. The transaction is currently expected to close in late 2014 or early 2015.

Investor Conference Call

The Company will host an investor conference call and webcast at 8:30 a.m. Eastern Time, Tuesday, November 4, 2014, to review financial results for the quarter ended September 30, 2014. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6776 for U.S. callers and (412) 317-6776 for international callers.

Contacts

Investors

Sami Siddiqui, Investor Relations

(305) 378-7696; investor@whopper.com

Media

Miguel Piedra, Global Communications

(305) 378-7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in approximately 14,000 locations serving more than 11 million guests daily in nearly 100 countries and territories worldwide. Approximately 100 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the Company’s expectations regarding the anticipated benefits and timing for completion of the Tim Hortons transaction and its ability to create a new global leader in the Quick Service Restaurant industry. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and

Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy; risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry; risks related to global economic or other business conditions that may affect the desire or ability of customers to purchase the Company’s products; and risks related to the effectiveness of the Company’s marketing and advertising programs.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Increase / (Decrease)
	2014	2013	$	%
	(In millions, except per share data)
Revenues:
Franchise and property revenues	$260.0	$248.1	$11.9	4.8%
Company restaurant revenues	18.9	27.0	(8.1)	(30.0)%

Total revenues	278.9	275.1	3.8	1.4%
Franchise and property expenses	41.4	40.5	0.9	2.2%
Company restaurant expenses	16.5	22.9	(6.4)	(27.9)%
Selling, general and administrative expenses	78.3	59.6	18.7	31.4%
Other operating expenses (income), net	141.8	6.6	135.2	NM

Total operating costs and expenses	278.0	129.6	148.4	114.5%

Income from operations	0.9	145.5	(144.6)	(99.4)%
Interest expense, net	51.3	50.2	1.1	2.2%

(Loss) income before income taxes	(50.4)	95.3	(145.7)	(152.9)%
Income tax (benefit) expense	(26.9)	27.1	(54.0)	(199.3)%

Net income (loss)	$(23.5)	$68.2	$(91.7)	(134.5)%

Earnings (loss) per share:
Basic	$(0.07)	$0.19	$(0.26)	(134.4)%

Diluted	$(0.07)	$0.19	$(0.26)	(135.1)%

Weighted average shares outstanding
Basic	352.0	351.2	0.8	0.2%

Diluted	352.0	358.1	(6.1)	(1.7)%

NM—not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended September 30,		Increase / (Decrease)
	2014	2013	$	%
	(In millions, except per share data)
Revenues:
Franchise and property revenues	$725.3	$680.3	$45.0	6.6%
Company restaurant revenues	55.7	200.8	(145.1)	(72.3)%

Total revenues	781.0	881.1	(100.1)	(11.4)%

Franchise and property expenses	114.5	113.5	1.0	0.9%
Company restaurant expenses	47.7	177.6	(129.9)	(73.1)%
Selling, general and administrative expenses	173.5	187.8	(14.3)	(7.6)%
Other operating expenses (income), net	161.6	21.1	140.5	665.9%

Total operating costs and expenses	497.3	500.0	(2.7)	(0.5)%

Income from operations	283.7	381.1	(97.4)	(25.6)%
Interest expense, net	151.9	149.3	2.6	1.7%

Income before income taxes	131.8	231.8	(100.0)	(43.1)%
Income tax expense	19.8	64.9	(45.1)	(69.5)%

Net income	$112.0	$166.9	$(54.9)	(32.9)%

Earnings (loss) per share:
Basic	$0.32	$0.48	$(0.16)	(33.1)%

Diluted	$0.31	$0.47	$(0.15)	(33.2)%

Weighted average shares outstanding
Basic	351.9	350.9	1.0	0.3%

Diluted	359.2	357.7	1.5	0.4%

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	As of
	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,013.7	$786.9
Trade and notes receivable, net	167.6	179.7
Prepaids and other current assets, net	101.5	69.8
Deferred income taxes, net	79.8	38.0

Total current assets	1,362.6	1,074.4
Property and equipment, net of accumulated depreciation of $216.9 million and $187.9 million, respectively	774.3	801.5
Intangible assets, net	2,693.1	2,796.0
Goodwill	612.9	630.0
Net investment in property leased to franchisees	145.1	163.1
Other assets, net	215.1	363.5

Total assets	$5,803.1	$5,828.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$34.0	$31.1
Accrued advertising	59.5	56.5
Other accrued liabilities	411.4	177.0
Current portion of long term debt and capital leases	100.2	81.4

Total current liabilities	605.1	346.0
Term debt, net of current portion	2,850.3	2,880.2
Capital leases, net of current portion	66.5	75.4
Other liabilities, net	269.4	317.9
Deferred income taxes, net	630.7	692.8

Total liabilities	4,422.0	4,312.3

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 352,308,359 shares issued at September 30, 2014; 352,161,950 shares issued at December 31, 2013;	3.5	3.5
Additional paid-in capital	1,252.8	1,239.9
Retained earnings	260.1	225.5
Accumulated other comprehensive income (loss)	(128.0)	54.6
Treasury stock, at cost; 345,286 shares at September 30, 2014 and 345,286 shares at December 31, 2013	(7.3)	(7.3)

Total stockholders’ equity	1,381.1	1,516.2

Total liabilities and stockholders’ equity	$5,803.1	$5,828.5

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$112.0	$166.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48.7	48.4
Amortization of deferred financing costs and debt issuance discount	45.7	41.7
Equity in net loss from unconsolidated affiliates	5.8	9.7
(Gain) loss on remeasurement of foreign denominated transactions	(22.0)	1.0
Amortization of defined benefit pension and postretirement items	(2.4)	(1.6)
Net losses (gains) on derivatives	154.5	4.3
Net losses (gains) on refranchisings and dispositions of assets	11.8	(2.5)
Bad debt expense, net	0.9	2.2
Share-based compensation expense	9.5	7.1
Deferred income tax (benefit) expense	(59.1)	33.3
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Trade and notes receivable	10.0	6.3
Prepaids and other current assets	10.8	(0.2)
Accounts and drafts payable	1.8	(35.7)
Accrued advertising	(22.2)	9.7
Other accrued liabilities	88.0	(4.9)
Other long-term assets and liabilities	(18.2)	(18.0)

Net cash provided by operating activities	375.6	267.7

Cash flows from investing activities:
Payments for property and equipment	(10.7)	(10.8)
(Payments) proceeds from refranchisings, disposition of assets and restaurant closures	(6.6)	48.7
Net payments for acquired and disposed franchisee operations, net of cash acquired	(3.9)	(11.9)
Return of investment on direct financing leases	11.6	11.9
Other investing activities	(0.2)	0.2

Net cash (used for) provided by investing activities	(9.8)	38.1

Cash flows from financing activities:
Repayments of term debt and capital leases	(57.3)	(38.1)
Dividends paid on common stock	(77.4)	(59.7)
Proceeds from stock option exercises	0.1	2.7
Excess tax benefits from share-based compensation	0.2	4.2

Net cash used for financing activities	(134.4)	(90.9)

Effect of exchange rates on cash and cash equivalents	(4.6)	2.7
Increase in cash and cash equivalents	226.8	217.6
Cash and cash equivalents at beginning of period	786.9	546.7

Cash and cash equivalents at end of period	$1,013.7	$764.3

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated BKW

	Three Months Ended September 30,
Key Business Metrics	2014	2013
System-wide sales growth	7.7%	4.9%
Franchise sales (in millions)	$4,448.3	$4,184.8
System comparable sales growth	2.4%	0.9%
System Net Restaurant Growth (NRG)	152	133
Net Refranchisings	—	—
Restaurant counts at period end
Company	52	74
Franchise	13,908	13,185
System	13,960	13,259

FX Impact	Three Months Ended September 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Consolidated total revenues	$(2.1)	$(2.4)
Consolidated franchise and property expenses	(0.1)	0.1
Consolidated SG&A	(0.1)	(0.6)
Consolidated income from operations	(2.3)	(3.4)
Consolidated net income	(2.5)	(3.4)
Consolidated adjusted EBITDA	(2.1)	(2.3)

U.S. & Canada

	Three Months Ended September 30,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	3.1%	(0.8)%
Franchise sales (in millions)	$2,323.7	$2,257.7
System comparable sales growth	3.6%	(0.3)%
System NRG	(3)	(13)
Net Refranchisings	—	—
Restaurant counts at period end
Company	52	52
Franchise	7,316	7,352
System	7,368	7,404

	Three Months Ended		Variance
	September 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions)
Franchise:
Franchise and property revenues	$147.9	$153.4	$(5.5)	(3.6)%
Franchise and property expenses	31.8	32.5	0.7	2.2%
Company:
Company restaurant revenues	18.9	18.7	0.2	1.1%
CRM	2.4	3.1	(0.7)	(22.6)%
CRM %	12.7%	16.6%	—	(3.9)%
Segment SG&A	12.4	12.2	(0.2)	(1.6)%
Segment depreciation and amortization	10.1	9.8	(0.3)	(3.1)%
Segment income	116.2	121.6	(5.4)	(4.4)%

FX Impact	Three Months Ended September 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Segment revenues	$(0.4)	$(0.3)
Segment franchise and property expenses	0.2	0.2
Segment income	(0.3)	(0.2)

EMEA

	Three Months Ended September 30,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	11.3%	10.0%
Franchise sales (in millions)	$1,323.4	$1,194.6
System comparable sales growth	1.3%	2.4%
System NRG	75	80
Net Refranchisings	—	—
Restaurant counts at period end
Company	—	19
Franchise	3,631	3,271
System	3,631	3,290

	Three Months Ended		Variance
	September 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions)
Franchise and property revenues	$77.1	$63.6	$13.5	21.2%
Franchise and property expenses	8.5	7.2	(1.3)	(18.1)%
Segment SG&A	9.7	10.8	1.1	10.2%
Segment depreciation and amortization	2.1	2.5	0.4	16.0%
Segment income	61.0	49.2	11.8	24.0%

FX Impact	Three Months Ended September 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Segment revenues	$(0.5)	$1.0
Segment franchise and property expenses	(0.3)	(0.1)
Segment income	(0.6)	1.2

LAC

	Three Months Ended September 30,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	8.7%	17.3%
Franchise sales (in millions)	$368.2	$366.1
System comparable sales growth	(3.0)%	2.1%
System NRG	29	27
Net Refranchisings	—	—
Restaurant counts at period end
Company	—	—
Franchise	1,612	1,451
System	1,612	1,451

	Three Months Ended		Variance
	September 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions)
Franchise and property revenues	$18.8	$18.1	$0.7	3.9%
Franchise and property expenses	0.5	0.2	(0.3)	NM
Segment SG&A	1.7	1.9	0.2	10.5%
Segment depreciation and amortization	0.1	—	(0.1)	NM
Segment income	16.7	16.0	0.7	4.4%

NM—not meaningful

FX Impact	Three Months Ended September 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Segment revenues	$(1.5)	$(2.4)
Segment franchise and property expenses	—	—
Segment income	(1.5)	(2.6)

APAC

	Three Months Ended September 30,
Key Business Metrics	2014	2013
	Favorable / (Unfavorable)
System-wide sales growth	23.3%	14.1%
Franchise sales (in millions)	$433.0	$366.4
System comparable sales growth	4.1%	3.7%
System NRG	51	39
Net Refranchisings	—	—
Restaurant counts at period end
Company	—	3
Franchise	1,349	1,111
System	1,349	1,114

	Three Months Ended		Variance
	September 30,		$	%
	2014	2013	Favorable / (Unfavorable)
	($ in millions)
Franchise and property revenues	$16.2	$13.0	$3.2	24.6%
Franchise and property expenses	0.6	0.6	—	NM
Segment SG&A	1.6	1.5	(0.1)	(6.7)%
Segment depreciation and amortization	0.7	0.6	(0.1)	(16.7)%
Segment income	14.7	11.4	3.3	28.9%

FX Impact	Three Months Ended September 30,
	2014	2013
	Favorable / (Unfavorable)
	(in millions)
Segment revenues	$0.3	$(0.7)
Segment franchise and property expenses	—	—
Segment income	0.3	(0.7)

NM—not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Supplemental Disclosure

Selling, general and administrative expenses	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in millions)
Selling expenses	$0.6	$1.3	$0.9	$6.0

Management general and administrative expenses	39.0	47.3	119.6	140.6
Share-based compensation and non-cash incentive compensation expense	4.5	3.5	12.2	9.4
Depreciation and amortization	3.5	2.8	10.1	8.2
Global portfolio realignment project costs	—	4.7	—	23.6
Transaction and strategic realignment costs	30.7	—	30.7	—

Total general and administrative expenses	77.7	58.3	172.6	181.8

Selling, general and administrative expenses	$78.3	$59.6	$173.5	$187.8

Other Operating Expenses (Income), net	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in millions)
Net losses (gains) on disposal of assets, restaurant closures and refranchisings	$8.4	$0.3	$16.3	$0.6
Litigation settlements and reserves, net	1.6	0.1	3.8	0.6
Net losses (gains) on derivatives	147.9	—	147.9	—
Foreign exchange net (gains) losses	(18.9)	0.5	(21.4)	6.1
Equity in net (income) loss from unconsolidated affiliates	(4.1)	2.9	5.8	9.7
Other, net	6.9	2.8	9.2	4.1

Other operating expenses (income), net	$141.8	$6.6	$161.6	$21.1

Net losses (gains) on derivatives primarily reflects the change in fair value and deferred premium expense on derivatives related to the Tim Hortons transaction which were entered into in order to align US dollar denominated financing sources with the Canadian dollar purchase price obligations under the definitive agreement entered into with Tim Hortons.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, net debt, TTM Adjusted EBITDA, net debt to TTM Adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive compensation expense, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including global portfolio realignment project costs, and transaction and strategic realignment costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the core operating performance of the business. Net debt to TTM Adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Organic growth in Revenue and Adjusted EBITDA for the

Three Months Ended September 30, 2014

(Unaudited)

					Refran.	Adjusted	FX
	Actual		Q3 ’14 vs. Q3 ’13		Impact	Q3 ’13	Impact	Organic Growth
$ in millions	Q3 ’14	Q3 ’13	$	%	$	$	$	$	%
	Calculation:	A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$166.8	$172.1	$(5.3)	(3.1)%	$—	$172.1	$(0.4)	$(4.9)	(2.8)%
EMEA	77.1	71.3	5.8	8.1%	(7.3)	64.0	(0.5)	13.6	21.3%
LAC	18.8	18.1	0.7	3.9%	—	18.1	(1.5)	2.2	12.2%
APAC	16.2	13.6	2.6	19.1%	(0.6)	13.0	0.3	2.9	22.3%

Consolidated	$278.9	$275.1	$3.8	1.4%	$(7.9)	$267.2	$(2.1)	$13.8	5.2%

Adjusted EBITDA
North America	$116.2	$121.6	$(5.4)	(4.4)%	$—	$121.6	$(0.3)	$(5.1)	(4.2)%
EMEA	61.0	49.2	11.8	24.0%	(0.5)	48.7	(0.6)	12.9	26.5%
LAC	16.7	16.0	0.7	4.4%	—	16.0	(1.5)	2.2	13.8%
APAC	14.7	11.4	3.3	28.9%	0.1	11.5	0.3	2.9	25.2%
Unallocated Management G&A	(14.2)	(22.2)	8.0	(36.0)%	—	(22.2)	—	8.0	(36.0)%

Consolidated	$194.4	$176.0	$18.4	10.5%	$(0.4)	$175.6	$(2.1)	$20.9	11.9%

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
EBITDA and adjusted EBITDA:	2014	2013	2014	2013
	(In millions)		(In millions)
U.S. and Canada	$116.2	$121.6	$332.1	$326.6
EMEA	61.0	49.2	161.3	136.5
LAC	16.7	16.0	49.0	46.6
APAC	14.7	11.4	39.9	33.2
Unallocated Management G&A	(14.2)	(22.2)	(45.4)	(59.4)

Adjusted EBITDA	194.4	176.0	536.9	483.5
Share-based compensation and non-cash incentive compensation expense (1)	4.5	3.5	12.2	9.4
Global portfolio realignment project costs (2)	—	4.7	—	23.6
Transaction and strategic realignment costs (3)	30.7	—	30.7	—
Other operating expenses (income), net	141.8	6.6	161.6	21.1

EBITDA	17.4	161.2	332.4	429.4
Depreciation and amortization	16.5	15.7	48.7	48.3

Income from operations	0.9	145.5	283.7	381.1
Interest expense, net	51.3	50.2	151.9	149.3
Income tax (benefit) expense	(26.9)	27.1	19.8	64.9

Net income (loss)	$(23.5)	$68.2	$112.0	$166.9

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
Adjusted net income	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	(In millions, except per share data)

Net income (loss)	$(23.5)	$68.2	$112.0	$166.9
Income tax (benefit) expense	(26.9)	27.1	19.8	64.9

Income (loss) before income taxes	(50.4)	95.3	131.8	231.8
Adjustments:
Franchise agreement amortization	5.3	5.2	15.9	15.4
Amortization of deferred financing costs and original issue discount	2.6	2.5	7.8	7.7
Global portfolio realignment project costs (2)	—	4.7	—	23.6
Transaction and strategic realignment costs (3)	30.7	—	30.7	—
Other operating expenses (income), net	141.8	6.6	161.6	21.1

Total adjustments	180.4	19.0	216.0	67.8
Adjusted income before income taxes	130.0	114.3	347.8	299.6

Adjusted income tax expense (4)	33.6	33.2	90.3	84.0

Adjusted net income	$96.4	$81.1	$257.5	$215.6

Adjusted Diluted Earnings Per Share	$0.27	$0.23	$0.72	$0.60

Diluted Weighted Average Shares	359.5	358.1	359.2	357.7

Non-GAAP Financial Measures

Reconciliation of Net Debt / TTM Adj. EBITDA

	As of
Net debt to adjusted EBITDA	September 30, 2014		December 31, 2013
	(In millions, except ratios)
Long term debt, net of current portion	$2,850.3		$2,880.2
Capital leases, net of current portion	66.5		75.4
Current portion of long term debt and capital leases	100.2		81.4

Total Debt	3,017.0		3,037.0
Cash and cash equivalents	1,013.7		786.9
Net debt	2,003.3		2,250.1
TTM adjusted EBITDA	719.0		665.6

Net debt / TTM adjusted EBITDA	2.8	x	3.4	x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
EBITDA and adjusted EBITDA	September 30, 2014	December 31, 2013
	(In millions)
Net income	$178.8	$233.7
Interest expense, net	202.6	200.0
Income tax expense	43.4	88.5
Depreciation and amortization	66.0	65.6

EBITDA	490.8	587.8
Adjustments:
Share-based compensation and non-cash incentive compensation expense (1)	20.4	17.6
Global portfolio realignment project costs (2)	2.6	26.2
Transaction and strategic realignment costs (3)	30.7	—
Other operating expenses (income), net	174.5	34.0

Total adjustments	228.2	77.8

Adjusted EBITDA	$719.0	$665.6

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options for the periods indicated; also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2013 and 2014 cash bonus, respectively.
(2)	Represents costs associated with the project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services. The project was completed in 2013.
(3)	Represents transaction expenses in connection with entering into a definitive agreement to acquire Tim Hortons Inc., primarily related to financing, legal, and advisory fees. We also began implementing a strategic realignment of our global structure to better accommodate the needs of the combined business and support successful global growth. As a result, we expect to incur certain non-recurring general and administrative expenses, including one-time compensation costs, training expenses and other professional fees in connection with these initiatives.
(4)	Adjusted income tax expense for the periods indicated is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.